Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-170196; 333-154677;333-71974; 333-58474; and 333-82529) and Form S-8 (File Nos. 333-124690;333-56117; 333-52536; 333-64168; 333-45629; and 333-168415) of Raytheon Company of our report dated June 25, 2012, relating to the financial statements of the Raytheon Savings and Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 25, 2012